Exhibit 99.2

99¢ ONLY STORES 1996 STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT

Grantee’s Name and Address:

You have been granted an option to purchase shares of Common Stock of 99¢ Only Stores, subject to the terms and conditions of this Stock Option Award Agreement (the “Agreement”), the 99¢ Only Stores 1996 Stock Option Plan, as amended from time to time (the “Plan”), and the Guidelines for Administering the 99¢ Only Stores 1996 Stock Option Plan, as amended from time to time (the “Guidelines”), as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

Award Number:

Date of Award:

Exercise Price per Share:

Total Number of Shares Subject to the Option (the “Shares”):

Type of Option:

Expiration Date:

Vesting Schedule:

Change of Control:  The Option granted to Grantee under this Agreement shall become 100% fully vested on any “Acceleration Date,” and the Company shall afford mechanics for the Grantee to exercise such options simultaneous with any event which constitutes an “Acceleration Date.” An “Acceleration Date” occurs when any of the following events occurs:

(i)    any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Act”)) of more than 50% of the Company's then outstanding voting securities (measured on the basis of voting power);

(ii)    the consummation by the Company of a merger or consolidation with any other corporation or business entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the consummation of the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity of such merger or consolidation outstanding immediately after such merger or consolidation; or

(iii)   the complete liquidation or dissolution of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets.

An Acceleration Date as described in (i) above shall not occur as a result of the ownership of voting securities by (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company of any of its subsidiaries, or (C) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company.  Securities held by an underwriter pursuant to an offering of such securities for a period not to exceed 40 days shall be deemed to be outstanding, but shall not be deemed to be beneficially owned by such underwriter for purposes of clause (i) above.

“Person” shall mean any individual, firm, corporation, partnership or other entity and shall include the Affiliates and Associates of such Person. “Affiliate and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement and agree that the Option is to be governed by the terms and conditions of the Plan, the Guidelines and this Agreement.

99¢ Only Stores,
a California corporation

By:
Title:

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE GRANTEE’S EMPLOYER TO TERMINATE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE, SUBJECT TO ANY WRITTEN EMPLOYMENT AGREEMENT WITH THE GRANTEE.

The Grantee acknowledges receipt of a copy of the Plan and the Guidelines and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Agreement, the Plan and the Guidelines, in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement, the Plan and the Guidelines.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Agreement.

Dated:

Signed: